                                                                                                                    Exhibit 11(a)


                                          THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE
                                            (Amounts in Millions Except Per Share Data)

                                                                                  For The Three Months Ended
                                                                     June 30,1996                             July 2,1995
                                                               Amount             Per Share            Amount             Per Share
Primary:

Average shares outstanding                                       87.6                                    85.5

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.5                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      90.1                                    85.5
                                                                 ====                                    ====

Earnings from continuing operations                             $45.3                                   $28.1

Less preferred stock dividend                                     2.9                                     2.9
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                 $42.4             $.47                  $25.2           $ .29
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.6                                    85.5

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending
   market price                                                   2.5                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      90.1                                    85.5

Average shares assumed to be
   converted through convertible
   preferred stock                                                6.3                                     6.3  (Note 2)
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.4                                    91.8
                                                                 ====                                    ====

Earnings from continuing operations                             $45.3            $ .47                  $28.1           $ .31
                                                                =====            =====                  =====           =====


Notes:     1.   Dilutive effect of common stock  equivalents is less than 3% for the three-month  period ended July 2, 1995, and has not been shown.
           2.   The assumed conversion of convertible preferred stock is anti-dilutive and, therefore, is not used in the calculation of fully  diluted  earnings  per share  included  in the  financial statements.



                                                                                                                    Exhibit 11(b)

                                          THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE
                                            (Amounts in Millions Except Per Share Data)

                                                                                   For The Three Months Ended
                                                                      June 30,1996                            July 2,1995
                                                                Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       87.6                                    85.5

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.5                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      90.1                                    85.5
                                                                 ====                                    ====

Net earnings                                                    $45.3                                   $34.8

Less preferred stock dividend                                     2.9                                     2.9
                                                                -----                                   -----

Net earnings attributable to common stock                       $42.4             $.47                  $31.9           $ .37
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.6                                    85.5

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending
   market price                                                   2.5                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      90.1                                    85.5

Average shares assumed to be
   converted through convertible
   preferred stock                                                6.3                                     6.3  (Note 2)
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.4                                    91.8
                                                                 ====                                    ====

Net earnings                                                    $45.3             $.47                  $34.8           $ .38
                                                                =====             ====                  =====           =====


Notes:     1.   Dilutive effect of common stock  equivalents is less than 3% for the three-month  period ended July 2, 1995, and has not been shown.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is anti-dilutive and, therefore,  is not used in the calculation of fully  diluted  earnings  per share  included  in the  financial statements.



                                                                                                                    Exhibit 11(c)

                                          THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE
                                            (Amounts in Millions Except Per Share Data)

                                                                                    For The Six Months Ended
                                                                      June 30,1996                            July 2,1995
                                                                Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       87.3                                    85.2

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.4                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.7                                    85.2
                                                                 ====                                    ====

Earnings from continuing operations                             $12.9                                   $47.2

Less preferred stock dividend                                     5.8                                     5.8
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                  $7.1             $.08                  $41.4           $ .48
                                                                 ====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.3                                    85.2

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending
   market price                                                   2.6                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.9                                    85.2

Average shares assumed to be
   converted through convertible
   preferred stock (Note 2)                                       6.3   (Note 3)                          6.4
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.2                                    91.6
                                                                 ====                                    ====

Earnings from continuing operations                             $12.9            $ .13                  $47.2           $ .52
                                                                =====            =====                  =====           =====


Notes:     1.   Dilutive  effect of common stock  equivalents  is less than 3% for the six-month  period ended July 2, 1995, and has not been shown.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is anti-dilutive and, therefore,  is not used in the calculation of fully  diluted  earnings  per share  included  in the  financial statements.
           3.   Difference from prior year is due to rounding.


                                                                                                                    Exhibit 11(d)

                                          THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE
                                            (Amounts in Millions Except Per Share Data)

                                                                                    For The Six Months Ended
                                                                       June 30,1996                           July 2,1995
                                                                Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       87.3                                    85.2

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.4                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.7                                    85.2
                                                                 ====                                    ====

Net earnings                                                    $83.3                                   $60.5

Less preferred stock dividend                                     5.8                                     5.8
                                                                -----                                   -----

Net earnings attributable to common stock                       $77.5             $.86                  $54.7           $ .64
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.3                                    85.2

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending
   market price                                                   2.6                                 (Note 1)
                                                                 ----                                 --------

Adjusted shares outstanding                                      89.9                                    85.2

Average shares assumed to be
   converted through convertible
   preferred stock (Note 2)                                       6.3   (Note 3)                          6.4
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.2                                    91.6
                                                                 ====                                    ====

Net earnings                                                    $83.3             $.87                  $60.5           $ .66
                                                                =====             ====                  =====           =====


Notes:     1.   Dilutive  effect of common stock  equivalents  is less than 3% for the six-month  period ended July 2, 1995, and has not been shown.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is anti-dilutive and, therefore,  is not used in the calculation of fully  diluted  earnings  per share  included  in the  financial statements.
           3.   Difference from prior year is due to rounding.